UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree, MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On April 24, 2019, the Board of Directors of Haemonetics Corporation (the “Company”) elected Claire Pomeroy, M.D., M.B.A. to serve as a Class II Director for a term expiring at the 2019 Annual Meeting of Shareholders. Since 2013, Dr. Pomeroy has served as the President of the Albert and Mary Lasker Foundation, a private foundation that seeks to improve health by accelerating support for medical research through recognition of research excellence, education and advocacy. Previously, Dr. Pomeroy served as Dean of the UC Davis School of Medicine and Vice Chancellor of the UC Davis Health System. Dr. Pomeroy serves on the board of directors of Becton, Dickinson and Company, a global medical technology committee, and on several private company boards of directors.

Dr. Pomeroy, who will stand for election by shareholders at the Company’s 2019 Annual Meeting of Shareholders, has been appointed to serve on the Technology Committee of the Board of Directors. As a non-employee director of the Company, Dr. Pomeroy will receive compensation as described in the “Directors' Compensation” section of the Company's 2018 proxy statement, with Technology Committee fees commensurate with those for service as a member of the Governance and Compliance Committee. Dr. Pomeroy will also enter into the Company's standard form of indemnification agreement, the form of which was previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2018.

A copy of the Company’s press release announcing the election of Dr. Pomeroy is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(e)
On April 23, 2019, the Compensation Committee of the Board of Directors (the “Committee”) approved amending and restating the Company’s Worldwide Executive Bonus Plan (the “Plan”) to expand the scope of eligible participants to include certain non-executive employees, update certain terms for alignment with other Company plans and policies and remove certain references and requirements previously applicable to qualified performance-based compensation under Section 162(m) of the Internal Revenue Code following the repeal of the Section 162(m) qualified performance-based compensation exception under the Tax Cuts and Jobs Act of 2017. The Plan, which has been renamed the World Employee Bonus Plan, provides for future annual performance-based cash awards for eligible employees, subject to a maximum individual limit, based on performance criteria established by the Committee for a specific period, and other terms and conditions that may be established by the Committee. Awards under the Plan are subject to forfeiture in certain circumstances, including under the terms of the Company's clawback policy.

The description of the Plan set forth above is qualified in its entirety by reference to the text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Haemonetics Corporation Worldwide Employee Bonus Plan (As Amended and Restated Effective April 23, 2019)
99.1	Press release dated April 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

Date: April 29, 2019	By:	/s/ Christopher Simon
	Name:	Christopher Simon
	Title:	President and Chief Executive Officer